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                                  AMENDMENT NO
                AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

          This Amendment No. 1 to Registration Rights Agreement (this "Amendment"), dated as of the 15/th/ day of May, 2002, by and among OPEN JOINT STOCK COMPANY "VIMPEL-COMMUNICATIONS", an open joint stock company organized and existing under the laws of the Russian Federation ("VIP"), ECO TELECOM LIMITED, a company organized and existing under the laws of Gibraltar ("Eco Telecom"), TELENOR EAST INVEST AS, a company organized and existing under the laws of Norway ("Telenor") and OPEN JOINT STOCK COMPANY "VIMPELCOM-REGION", an open joint stock company organized and existing under the laws of the Russian Federation (the "Company").

          WHEREAS, VIP, Eco Telecom, Telenor and the Company are parties to that Registration Rights Agreement, dated as of May 30, 2001 (the "Registration Rights Agreement"); and

          WHEREAS, VIP, Eco Telecom, Telenor and the Company desire to amend the Registration Rights Agreement on the terms set forth herein.

          NOW, THEREFORE, to implement the foregoing and in consideration of the mutual terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Unless otherwise expressly stated herein to the contrary, all provisions of the Registration Rights Agreement shall remain valid, binding and in effect as set forth in the Registration Rights Agreement, except as necessary to give effect to the matters set forth in this Amendment. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

          2. The phrase "Board of Directors of the Company" in Sections 2.6(a) and 2.6(b)(iv) shall be replaced with the phrase "general meeting of shareholders of the Company".

          The phrase "by vote of its Board of Directors" in Section 5.3 of the Registration Rights Agreement shall be replaced with the phrase "by vote of the general meeting of shareholders of the Company".

          4. The parties hereto acknowledge and agree that this Amendment shall become effective only if (i) VIP's shareholders approve items 10 and 11 set forth on the agenda of VIP's 2002 annual GMS, (ii) either (X) at least US$200 million is disbursed to VIP under a loan agreement to be entered into by VIP, as borrower, with J.P. Morgan AG, as lender or (Y) at least 80% of all members of the VIP Board approve the waiver of clause 4(ii)(X) and (iii) the Company obtains all necessary consents and waivers of third parties. In the event that
(i) VIP's shareholders do not approve such items 10 and 11 on the agenda of VIP's 2002 annual GMS, (ii) (X) at least US$200 million is not disbursed to VIP under a loan agreement to be entered into by VIP, as borrower, with J.P. Morgan AG, as lender, and (Y) at least 80% of all members of the VIP Board do not approve the waiver of clause 4(ii)(X) or (iii) the Company is unable to obtain
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all necessary consents and waivers of third parties, this Amendment shall be null and void and of no force or effect.

          5. This Amendment shall become effective only upon its execution by all parties hereto.
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     IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed by its duly authorized officer, effective as of the day and year first above written.


OPEN JOINT STOCK COMPANY "VIMPEL-COMMUNICATIONS"


By:  /s/  Jo Lunder
     --------------------------------------
     Name:  Jo Lunder
     Title: CEO/General Director

By:  /s/ Dmitriy Steshchenko
     --------------------------------------
     Name:  Dmitriy Steshchenko
     Title: Chief Accountant


ECO TELECOM LIMITED

By:  /s/ Pavel Kulikov
     --------------------------------------
     Name:  Pavel Kulikov
     Title: Attorney-in-Fact


TELENOR EAST INVEST AS

By:  /s/ Henrik Torgersen
     --------------------------------------
     Name:  Henrik Torgersen
     Title: Attorney-in-Fact


OPEN JOINT STOCK COMPANY "VIMPELCOM-REGION"


By:  /s/ Alexei Mishchenko
     --------------------------------------
     Name:  Alexei Mishchenko
     Title: General Director


By:  /s/  Galina V. Nesterova
     --------------------------------------
     Name:  Galina V. Nesterova
     Title:  Chief Accountant